EXHIBIT B.8

SECOND SUPPLEMENT AND AMENDMENT

This Second Supplement and Amendment dated as of [         , 1999] (this
"Second Supplement") is between Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust (in such capacity, the "Trustee") under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor, and The Connecticut Light and Power Company ("CL&P"), and Western Massachusetts Electric Company ("WMECO"), as Beneficiaries, and The First National Bank of Chicago, as Collateral Agent (in such capacity, the "Collateral Agent") for the ratable benefit of the secured parties referred to therein.

						W I T N E S S E T H:

WHEREAS, the Trustee and the Collateral Agent entered into that certain Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Security Agreement and Assignment of Contracts dated as of February 11, 1992, and as further supplemented and amended by the First Supplement and Amendment (the "First Supplement") dated as of May 1, 1998 (as so amended and supplemented, the "Existing Security Agreement", and the Existing Security Agreement, as further supplemented and amended hereby, is hereinafter referred to as the "Security Agreement"); and

WHEREAS, the Trustee, CL&P and WMECO are parties to a Nuclear Fuel Lease Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992 (as so amended and restated, the "Existing Nuclear Fuel Lease Agreement"), between the Trustee, as Lessor (the "Lessor"), and CL&P and WMECO, as Lessees (the "Lessees"); and

WHEREAS, the Lessor and the Lessees have entered into that certain Modification and Amendment of Nuclear Fuel Lease dated as of February __, 1999 (the "Modification and Amendment"), which Modification and Amendment amends the Existing Nuclear Fuel Lease Agreement to provide, inter alia, for the release of all Unit 1 Nuclear Fuel (as defined in the Modification and Amendment) in exchange for the issuance by CL&P and WMECO of $80,000,000 of collateral first mortgage bonds to the Trustee; and

WHEREAS, CL&P (i) pursuant to the CL&P Indenture (as hereinafter defined), is securing its obligations under the Existing Nuclear Fuel Lease Agreement, as modified and amended by the Modification and Amendment, by issuing a $64,800,000 Collateral First Mortgage Bond, (ii) has agreed in the Lessees' Collateral Bond Consent (as hereinafter defined) to the Trustee's pledge to the Collateral Agent of all of the Trustee's rights under such Collateral First Mortgage Bond, and (iii) is making such Collateral First Mortgage Bond payable to the Collateral Agent in order to facilitate such pledge; and

WHEREAS, WMECO (i) pursuant to the WMECO Indenture (as hereinafter defined), is securing its obligations under the Existing Nuclear Fuel Lease Agreement, as modified and amended by the Modification and Amendment, by issuing a $15,200,000 Collateral First Mortgage Bond, (ii) has agreed in the Lessees' Collateral Bond Consent (as hereinafter defined) to the Trustee's pledge to the Collateral Agent of all of the Trustee's rights under such Collateral First Mortgage Bond, and (iii) is making such Collateral First Mortgage Bond payable to the Collateral Agent in order to facilitate such pledge; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.

(a)	Unless the context otherwise requires, each term used herein which is defined in the Security Agreement shall have the meaning assigned to it in the Security Agreement.

(b)	Unless the context otherwise specifies or requires, each term defined in this Section 1(b) shall, when used in this Second Supplement, have the meaning indicated below. To the extent that certain of the terms defined in this Section 1(b) are defined by cross-reference to documents which may not be in full force and effect during the entire term of this Second Supplement and the Security Agreement, the definitions contained in such documents shall be and remain effective for purposes of implementing this Second Supplement and the Security Agreement during the entire term of the Security Agreement.

"CL&P Indenture" shall mean that certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921 from CL&P to Bankers Trust Company, as trustee, as previously and hereafter amended and supplemented.

"Collateral First Mortgage Bond" shall mean (i) with respect to CL&P, that certain $72,900,000 First and Refunding Mortgage Bond, 1998 Series A, issued by CL&P as of May 1, 1998 pursuant to the CL&P Indenture to the Collateral Agent for the benefit of the Lenders, in substantially the form of Exhibit "A" attached to the First Supplement, that certain $64,800,000 First and Refunding Mortgage Bond, 1999 Series A, issued by CL&P on the date hereof pursuant to the CL&P Indenture to the Collateral Agent for the benefit of the Lenders, in substantially the form of Exhibit "A" attached hereto, and such other collateral mortgage bonds as may be issued by CL&P from time to time pursuant to the CL&P Indenture to the Collateral Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time, and (ii) with respect to WMECO, that certain $17,300,000 First Mortgage Bond, 1998 Series A, issued by WMECO as of May 1, 1998 pursuant to the WMECO Indenture to the Collateral Agent for the benefit of the Lenders in substantially the form of Exhibit "B" attached to the First Supplement, that certain $15,200,000 First Mortgage Bond, 1999 Series A, issued by WMECO on the date hereof pursuant to the WMECO Indenture to the Collateral Agent for the benefit of the Lenders, in substantially the form of Exhibit "B" attached hereto, and such other collateral mortgage bonds as may be issued by WMECO from time to time pursuant to the WMECO Indenture to the Collateral Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Lessees" Collateral Bond Consent" shall mean a Third Amended and Restated Lessees' Consent and Agreement duly executed and delivered by both of the Lessees in substantially the form of Exhibit "C" attached hereto, as it may be amended, supplemented or otherwise modified from time to time.

"WMECO Indenture" shall mean that certain First Mortgage Indenture and Deed of Trust dated as of August 1, 1954 from WMECO to State Street Bank and Trust Company, as successor trustee, as previously and hereafter amended and supplemented.

Section 2. Amendments to the Existing Security Agreement. Effective on the execution of this Second Supplement by the Trustee and the Collateral Agent and the execution and delivery by the Lessees to the Collateral Agent of the Lessees' Collateral Bond Consent, the Existing Security Agreement shall be amended as follows:

A.	The definition of "Collateral First Mortgage Bonds" set forth in Section
1 of the Existing Security Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the following new definition:

"'Collateral First Mortgage Bonds' shall have the meaning specified in
Section 1(b) of the Second Supplement."

B.	Section 1 of the Existing Security Agreement shall be amended by adding thereto between the existing definitions of "Ratable Loan" and "Secured Obligations" the following new definition of "Second Supplement":

"'Second Supplement' shall mean the Second Supplement and Amendment dated as
of [         , 1999] between the Trustee and the Collateral Agent which supplemented and amended this Security Agreement."

Section 3. Concerning Trustee. (a) Bankers Trust Company, in its capacity as Trustee, is entering into this Second Supplement solely as trustee under the Trust Agreement and pursuant to instructions contained therein, and not in its individual capacity and in no case whatsoever shall Bankers Trust Company (or any entity acting as successor trustee, co-trustee or separate trustee under the Trust Agreement) be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Trustee hereunder, or for any losses the Trust may suffer, as to all of which the Collateral Agent, on behalf of the Secured Parties, agrees to look solely to the Trust, except for any loss caused by the Trustee's willful misconduct or gross negligence (provided that this exception shall not be deemed to apply to the extent that the Trustee has followed instructions given to it, or which it is authorized to accept, pursuant to this Second Supplement, the Security Agreement and the Trust Agreement).

(b)	The Collateral Agent, on behalf of the Secured Parties, agrees that if a successor trustee is appointed in accordance with the terms of the Trust Agreement, such successor trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of the Trustee hereunder and the predecessor trustee shall be released from all further duties and obligations hereunder, all without in any way altering the terms of this Second Supplement or the Trustee's obligations hereunder.

Section 4. Notices. All notices and other communications provided to any party hereto under this Second Supplement shall be given as provided for in
Section 15 of the Security Agreement.

Section 5. Effect on the Existing Security Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Security Agreement (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Second Supplement, all references in the Existing Security Agreement (including references in the Existing Security Agreement as amended by this Second Supplement) to "this Security Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Existing Security Agreement as supplemented and amended by this Second Supplement.

Section 6. Expenses. The Trustee shall reimburse the Collateral Agent, solely from Trust funds, for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Collateral Agent, which attorneys may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, review, execution and delivery of this Second Supplement.

Section 7. Entire Agreement This Second Supplement and the Existing Security Agreement as supplemented and amended by this Second Supplement embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

SECTION 8. GOVERNING LAW. THIS SECOND SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9. Counterparts. This Second Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Supplement by signing any such counterpart.

IN WITNESS WHEREOF, each of the Trustee and the Collateral Agent have executed and delivered this Second Supplement and Amendment as of the date first set forth above.

BANKERS TRUST COMPANY,
not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and the beneficiaries named therein



By: /s/
Title: /s/

THE FIRST NATIONAL BANK OF CHICAGO,
  as Collateral Agent


By: /s/
Title: /s/